Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated February 24, 2003 (except for Note J.3 as to which the date is March 6, 2003)accompanying the consolidated financial statements and schedule of Bradley Pharmaceuticals Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

New York, New York
January 30, 2004